Exhibit 4a(15)

SUPPLEMENTAL MORTGAGE

Supplemental Indenture

Dated March 1, 2022

SUPPLEMENTAL TO
FIRST AND REFUNDING MORTGAGE
DATED AUGUST 1, 1924

PUBLIC SERVICE ELECTRIC AND GAS COMPANY
TO
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
Trustee
333 Thornall Street
Edison, New Jersey 08837

PROVIDING FOR THE ISSUE OF
$3,175,000,000 FIRST AND REFUNDING MORTGAGE BONDS,
MEDIUM-TERM NOTES SERIES P

PREPARED BY, RECORD AND RETURN TO:
JOHN C. WALMSLEY, ESQ.
80 PARK PLAZA, T5
NEWARK, N.J. 07102

TABLE OF CONTENTS
Page
RECITALS..............................................................................................................................................................	1
FORM OF BOND..........................................................................................................................................	3
FORM OF CERTIFICATE OF AUTHENTICATION.............................................................................................	5
GRANTING CLAUSES...................................................................................................................................	5
ARTICLE I.
BONDS OF THE MEDIUM-TERM NOTES SERIES P
DESCRIPTION OF SERIES.............................................................................................................................	6
ARTICLE II.
REDEMPTION OF BONDS OF MEDIUM-TERM NOTES SERIES P.
SECTION 2.01. Redemption—Redemption Price...................................................................................	6
SECTION 2.02. Redemptions Pursuant to Section 4C of
Article Eight of the Indenture.....................................................................................	6
SECTION 2.03. Interest on Called Bonds to Cease.................................….......................................….	7
SECTION 2.04. Bonds Called in Part......................................................................................................	7
SECTION 2.05. Provisions of Indenture Not Applicable........................................................................	7
ARTICLE III.
CREDITS WITH RESPECT TO BONDS OF THE
MEDIUM-TERM NOTES SERIES P.
SECTION 3.01. Credits...........................................................................................................................	7
SECTION 3.02. Certificate of the Company............................................................................................	7
ARTICLE IV.
MISCELLANEOUS.
SECTION 4.01. Authentication of Bonds of Medium-Term
Notes Series P...........................................................................................................	7
SECTION 4.02. Additional Restrictions on Authentication of
Additional Bonds Under Indenture..........................................................................	8
SECTION 4.03. Restriction on Dividends...............................................................................................	8
SECTION 4.04. Use of Facsimile Seal and Signatures...........................................................................	8
SECTION 4.05. Time for Making of Payment........................................................................................	8
SECTION 4.07. Effect of Approval of Board of Public Utilities	8
of the State of New Jersey.........................…................................................…	8
SECTION 4.08. Execution in Counterparts.............................................................................................	8
SECTION 4.09. Merger or Consolidation of Trustee.............................................................................	8
ACKNOWLEDGEMENTS................................................................................................................................	9
CERTIFICATE OF RESIDENCE.......................................................................................................................	12

SUPPLEMENTAL INDENTURE, dated the 1st day of March 2022 for convenience of reference and effective from the time of execution and delivery hereof, between PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a corporation organized under the laws of the State of New Jersey, hereinafter called the “Company”, party of the first part, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, a national banking association organized under the laws of the United States of America, as successor Trustee to Wachovia Bank, National Association (previously known as Fidelity Union Trust Company) under the indenture dated August 1, 1924, below mentioned, hereinafter called the “Trustee”, party of the second part.
WHEREAS, on July 25, 1924, the Company executed and delivered to FIDELITY UNION TRUST COMPANY, a certain indenture dated August 1, 1924 (hereinafter called the “Indenture”) to secure and to provide for the issue of First and Refunding Mortgage Gold Bonds of the Company; and
WHEREAS, the Indenture has been recorded in the following counties of the State of New Jersey, in the offices, and therein in the books and at the pages, as follows:

County	Office	Book Number	Page Number
Atlantic	Clerk’s	1955 of Mortgages	160
Bergen	Clerk’s	94 of Chattel Mortgages	123 etc.
Burlington	Clerk’s	693 of Mortgages 52 of Chattel Mortgages	88 etc. Folio 8 etc.
Camden	Register’s	177 of Mortgages 45 of Chattel Mortgages	Folio 354 etc. 184 etc.
Cumberland	Clerk’s	239 of Mortgages 786 of Mortgages	1 etc. 638 & c.
Essex	Register’s	437 of Chattel Mortgages	1-48
		T-51 of Mortgages	341-392
Gloucester	Clerk’s	34 of Chattel Mortgages	123 etc.
Hudson	Register’s	142 of Mortgages 453 of Chattel Mortgages	7 etc. 9 etc.
		1245 of Mortgages	484, etc.
Hunterdon	Clerk’s	151 of Mortgages	344
Mercer	Clerk’s	67 of Chattel Mortgages	1 etc.
Middlesex	Clerk’s	384 of Mortgages 113 of Chattel Mortgages	1 etc. 3 etc.
		437 of Mortgages	294 etc.
Monmouth	Clerk’s	951 of Mortgages	291 & c.
Morris	Clerk’s	N-3 of Chattel Mortgages	446 etc.
		F-10 of Mortgages	269 etc.
Ocean	Clerk’s	1809 of Mortgages	40
Passaic	Register’s	M-6 of Chattel Mortgages	178, etc.
		R-13 of Mortgages	268 etc.
Salem	Clerk’s	267 of Mortgages	249 etc.
Somerset	Clerk’s	46 of Chattel Mortgages	207 etc.
Sussex	Clerk’s	N-10 of Mortgages 123 of Mortgages	1 etc. 10 & c.
Union	Register’s	664 of Mortgages	259 etc.
Warren	Clerk’s	124 of Mortgages	141 etc.

and

WHEREAS, the Indenture has also been recorded in the following counties of the Commonwealth of Pennsylvania, in the offices, and therein in the books and at the pages, as follows:

County	Office	Book Number	Page Number
Adams	Recorder’s	22 of Mortgages	105
Armstrong	Recorder’s	208 of Mortgages	381
Bedford	Recorder’s	90 of Mortgages	917
Blair	Recorder’s	671 of Mortgages	430
Cambria	Recorder’s	407 of Mortgages	352
Cumberland	Recorder’s	500 of Mortgages	136
Franklin	Recorder’s	285 of Mortgages	373
Huntingdon	Recorder’s	128 of Mortgages	47
Indiana	Recorder’s	197 of Mortgages	281
Lancaster	Recorder’s	984 of Mortgages	1
Montgomery	Recorder’s	5053 of Mortgages	1221
Westmoreland	Recorder’s	1281 of Mortgages	198
York	Recorder’s	31-V of Mortgages	446
and
WHEREAS, the Indenture granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company, more fully set forth and described in the Indenture, then owned or which might thereafter be acquired by the Company; and
WHEREAS, the Company, by various supplemental indentures, supplemental to the Indenture, the last of which was dated December 1, 2019, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over unto the Trustee certain property of the Company acquired by it after the execution and delivery of the Indenture; and
WHEREAS, since the execution and delivery of said supplemental indenture dated December 1, 2019, the Company has acquired property which, in accordance with the provisions of the Indenture, is subject to the lien thereof and the Company desires to confirm such lien; and
WHEREAS, the Indenture has been amended or supplemented from time to time; and
WHEREAS, it is provided in the Indenture that no bonds other than those of the 5-1/2% Series due 1959 therein authorized may be issued thereunder unless a supplemental indenture providing for the issue of such additional bonds shall have been executed and delivered by the Company to the Trustee; and
WHEREAS, the Company is making provisions for the issuance and sale of its Secured Medium-Term Notes, Series P (the “Series P Notes”), to be issued under an Indenture of Trust (the “Note Indenture”) dated as of July 1, 1993 between the Company and The Chase Manhattan Bank (National Association) as predecessor trustee (The Bank of New York Mellon, as successor trustee to the predecessor trustee), as Trustee (the “Note Trustee”); and
WHEREAS, such Note Indenture provides, among other things, for the pledge and delivery by the Company of a series of First and Refunding Mortgage Bonds of the Company to evidence the Company’s obligation to pay the principal and interest with respect to outstanding Series P Notes; and for such purpose and in order to service and secure payment of the principal and interest in respect of the Series P Notes, the Company desires to provide for the issue of $3,175,000,000 aggregate principal amount of bonds under the Indenture of a series to be designated as “First and Refunding Mortgage Bonds, Medium-Term Notes Series P” (hereinafter sometimes called “Bonds of the Medium-Term Notes Series P”); and
WHEREAS, the text of the Bonds of the Medium-Term Notes Series P and of the certificate of authentication to be borne by the Bonds of the Medium-Term Notes Series P shall be substantially of the following tenor:

(FORM OF BOND)

This Bond is not transferable except as provided in the Indenture and in the Indenture of Trust dated as of July 1, 1993 between the Company and The Chase Manhattan Bank (National Association) (The Bank of New York Mellon, successor trustee) as Trustee.

REGISTERED                                         REGISTERED
NUMBER                                                AMOUNT
R                                              $3,175,000,000

PUBLIC SERVICE ELECTRIC AND GAS COMPANY
FIRST AND REFUNDING MORTGAGE BOND,
MEDIUM-TERM NOTES SERIES P
Public Service Electric and Gas Company (hereinafter called the “Company”), a corporation of the State of New Jersey, for value received, hereby promises to pay to The Bank of New York Mellon (as successor trustee to The Chase Manhattan Bank (National Association)), under the Indenture of Trust dated as of July 1, 1993 between the Company and such trustee, or registered assigns, on the surrender hereof, the principal sum of Three Billion One Hundred Seventy Five Million Dollars, on March 1, 2057, and to pay interest thereon from the date hereof, at the rate of 10% per annum, and until payment of said principal sum, such interest to be payable March 1 and September 1 in each year; provided, however, that the Company shall receive certain credits against such obligations as set forth in the Supplemental Indenture dated March 1, 2022 referred to below.
Both the principal hereof and interest hereon shall be paid at the principal corporate trust office of U.S. Bank Trust Company, National Association in the Township of Edison, State of New Jersey, or (at the option of the registered owner) at the corporate trust office of any paying agent appointed by the Company, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts; provided, however, that any such payments of principal and interest shall be subject to receipt of certain credits against such payment obligations as set forth in the Supplemental Indenture dated March 1, 2022 referred to below.
This Bond is one of the First and Refunding Mortgage Bonds of the Company issued and to be issued under and pursuant to, and all equally secured by, an indenture of mortgage or deed of trust dated August 1, 1924, as supplemented and amended by supplemental indentures thereto, including the Supplemental Indenture dated March 1, 2022, duly executed by the Company and U.S. Bank Trust Company, National Association as Trustee. This Bond is one of the Bonds of the Medium-Term Notes Series P, which series is limited to the aggregate principal amount of $3,175,000,000 and is issued pursuant to said Supplemental Indenture dated March 1, 2022. Reference is hereby made to said indenture and all supplements thereto for a specification of the principal amount of Bonds from time to time issuable thereunder, and for a description of the properties mortgaged and conveyed or assigned to said Trustee or its successors, the nature and extent of the security, and the rights of the holders of said Bonds and any coupons appurtenant thereto, and of the Trustee in respect of such security.
In and by said indenture, as amended and supplemented, it is provided that with the written approval of the Company and the Trustee, any of the provisions of said indenture may from time to time be eliminated or modified and other provisions may be added thereto provided the change does not alter the annual interest rate, redemption price or date, date of maturity or amount payable on maturity of any then outstanding Bond or conflict with the Trust Indenture Act of 1939 as then in effect, and provided the holders of 85% in principal amount of the Bonds secured by said indenture and then outstanding (including, if such change affects the Bonds of one or more series but less than all series then outstanding, a like percentage of the then outstanding Bonds of each series affected by such change, and excluding Bonds owned or controlled by the Company or by the parties owning at least 10% of the outstanding voting stock of the Company, as more fully specified in said indenture) consent in writing thereto, all as more fully set forth in said indenture, as amended and supplemented.

First and Refunding Mortgage Bonds issuable under said indenture are issuable in series, and the Bonds of any series may be for varying principal amounts and in the form of coupon bonds and of registered bonds without coupons, and the Bonds of any one series may differ from the Bonds of any other series as to date, maturity, interest rate and otherwise, all as in said indenture provided and set forth. The Bonds of the Medium-Term Notes Series P, in which this Bond is included, are designated “First and Refunding Mortgage Bonds, Medium-Term Notes, Series P.”
In case of the happening of an event of default as specified in said indenture and said supplemental indenture dated March 1, 1942, the principal sum of the Bonds of this series may be declared or may become due and payable forthwith, in the manner and with the effect in said indenture provided.
The Bonds of this series are subject to redemption as provided in Article II of the Supplemental Indenture dated March 1, 2022.
This Bond is transferable, but only as provided in said indenture and the Indenture of Trust dated as of July 1, 1993 between the Company and The Chase Manhattan Bank (National Association) as predecessor trustee (The Bank of New York Mellon, as successor trustee to the predecessor trustee), as trustee, upon surrender hereof, by the registered owner in person or by attorney duly authorized in writing, at either of said offices where the principal hereof and interest hereon are payable; upon any such transfer a new fully registered Bond similar hereto will be issued to the transferee. This Bond may in like manner be exchanged for one or more new fully registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount. No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto. The Company and the Trustee hereunder and any paying agent may deem and treat the person in whose name this Bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal hereof and the interest hereon and for all other purposes; and neither the Company nor the Trustee hereunder nor any paying agent shall be affected by any notice to the contrary.
The Bonds of this series are issuable only in fully registered form, in any denomination authorized by the Company.
No recourse under or upon any obligation, covenant or agreement contained in said indenture or in any indenture supplemental thereto, or in any Bond issued thereunder, or because of any indebtedness arising thereunder, shall be had against any incorporator, or against any past, present or future stockholder, officer, or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, it being expressly agreed and understood that said indenture, any indenture supplemental thereto and the obligations issued thereunder, are solely corporate obligations, and that no personal liability whatever shall attach to, or be incurred by, such incorporators, stockholders, officers or directors, as such, of the Company, or of any successor corporation, or any of them, because of the incurring of the indebtedness thereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in the indenture or in any indenture supplemental thereto or in any of the Bonds issued thereunder, or implied therefrom.
This Bond shall not be entitled to any security or benefit under said indenture, as amended and supplemented, and shall not become valid or obligatory for any purpose, until the certificate of authentication, hereon endorsed, shall have been signed by U.S. Bank Trust Company, National Association as Trustee, or by its successor in trust under said indenture.
[To be executed and attested under seal in accordance with the provisions of the Indenture.]

(FORM OF CERTIFICATE OF AUTHENTICATION)
CERTIFICATE OF AUTHENTICATION

[To be authenticated in accordance with the provisions of the Indenture.]

WHEREAS, the execution and delivery of this supplemental indenture have been duly authorized by the Board of Directors of the Company; and
WHEREAS, the Company represents that all things necessary to make the bond of the series hereinafter described, when duly authenticated by the Trustee and issued by the Company, a valid and legal obligation of the Company, and to make this supplemental indenture a valid and binding agreement supplemental to the Indenture, have been done and performed:
NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that the Company, in consideration of the premises and the execution and delivery by the Trustee of this supplemental indenture, and in pursuance of the covenants and agreements contained in the Indenture and for other good and valuable consideration, the receipt of which is hereby acknowledged, has granted, bargained, sold, aliened, remised, released, conveyed, confirmed, assigned, transferred and set over, and by these presents does grant, bargain, sell, alien, remise, release, convey, confirm, assign, transfer and set over unto the Trustee, its successors and assigns, forever, all the right, title and interest of the Company in and to all property of every kind and description (except cash, accounts and bills receivable and all merchandise bought, sold or manufactured for sale in the ordinary course of the Company’s business, stocks, bonds or other corporate obligations or securities, other than such as are described in Part V of the Granting Clauses of the Indenture, not acquired with the proceeds of bonds secured by the Indenture, and except as in the Indenture and herein otherwise expressly excluded) acquired by the Company since the execution and delivery of the supplemental indenture dated December 1, 2019, subsequent to the Indenture (except any such property duly released from, or disposed of, free from the lien of the Indenture, in accordance with the provisions thereof) and all such property which at any time hereafter may be acquired by the Company;
All of which property it is intended shall be included in and granted by this supplemental indenture and covered by the lien of the Indenture as heretofore and hereby amended and supplemented;
UNDER AND SUBJECT to any encumbrances or mortgages existing on property acquired by the Company at the time of such acquisition and not heretofore discharged of record; and
SUBJECT also, to the exceptions, reservations and provisions in the Indenture and in this supplemental indenture recited, and to the liens, reservations, exceptions, limitations, conditions and restrictions imposed by or contained in the several deeds, grants, franchises and contracts or other instruments through which the Company acquired or claims title to the aforesaid property; and Subject, also, to the existing leases, to liens on easements or rights of way, to liens for taxes, assessments and governmental charges not in default or the payment of which is deferred, pending appeal or other contest by legal proceedings, pursuant to Section 4 of Article Five of the Indenture, or the payment of which is deferred pending billing, transfer of title or final determination of amount, to easements for alleys, streets, highways, rights of way and railroads that may run across or encroach upon the said property, to joint pole and similar agreements, to undetermined liens and charges, if any, incidental to construction, and other encumbrances permitted by the Indenture as heretofore and hereby amended and supplemented;
TO HAVE AND TO HOLD the property hereby conveyed or assigned, or intended to be conveyed or assigned, unto the Trustee, its successor or successors and assigns, forever;
IN TRUST, NEVERTHELESS, upon the terms, conditions and trusts set forth in the Indenture as heretofore and hereby amended and supplemented, to the end that the said property shall be subject to the lien of the Indenture as heretofore and hereby amended and supplemented, with the same force and effect as though said property had been included in the Granting Clauses of the Indenture at the time of the execution and delivery thereof;
AND T HIS SUPPLEMENTAL INDENTURE FURTHER WITNESSETH that for the considerations aforesaid, it is hereby covenanted between the Company and the Trustee as follows:

ARTICLE I.
BONDS OF THE MEDIUM-TERM NOTES SERIES P.
The series of bonds authorized by this supplemental indenture to be issued under and secured by the Indenture shall be designated “First and Refunding Mortgage Bonds, Medium-Term Notes Series P”; shall be limited to the aggregate principal amount of $3,175,000,000; shall be issued initially to the Note Trustee and shall mature and bear interest as set forth in the form of bond set forth herein; provided, however, that the Company shall receive certain credits against principal and interest as set forth in Section 3.01 hereof. The date of each Bond of the Medium-Term Notes Series P shall be the interest payment date next preceding the date of authentication, unless such date of authentication be an interest payment date, in which case the date shall be the date of authentication, or unless such date of authentication be prior to the first semi-annual interest payment date, in which case the date shall be March 1, 2022.
Bonds of the Medium-Term Notes Series P shall be issuable only in the form of fully registered bonds in any denomination authorized by the Company. Interest on the Bonds of the Medium-Term Notes Series P shall be payable semi-annually in arrears on March 1 and September 1 of each year, payable initially on September 1, 2022, subject to receipt of certain credits against principal and interest as set forth in Section 3.01 hereof and shall be payable as to both principal and interest in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, at the principal corporate trust office of the Trustee, or at the corporate trust office of any paying agent appointed.
Bonds of the Medium-Term Notes Series P shall be transferable and exchangeable, but only as provided in the Indenture and the Note Indenture, upon surrender thereof for cancellation by the registered owner in person or by attorney duly authorized in writing at either of said offices. The Company hereby waives any right to make a charge for any transfer or exchange of Bonds of the Medium-Term Notes Series P, but the Company may require payment of a sum sufficient to cover any tax or any other governmental charge that may be imposed in relation thereto.
ARTICLE II.
REDEMPTION OF BONDS OF MEDIUM-TERM NOTES SERIES P.

SECTION 2.01. Redemption—Redemption Price. Bonds of the Medium-Term Notes Series P shall be subject to redemption prior to maturity under the conditions, and upon payment of the amounts as may be specified in the following conditions:
(a) at any time in whole or in part at the option of the Company upon receipt by the Trustee of written certification of the Company and of the Note Trustee that the principal amount of the Series P Notes then outstanding under the Note Indenture is not in excess of such principal amount of the Bonds of the Medium-Term Notes Series P as shall remain pledged to the Note Trustee after giving effect to such redemption; (b) at any time by the application of any proceeds of released property or other money held by the Trustee and which, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, are applied to the redemption of Bonds of the Medium-Term Notes Series P, upon payment of 100% of the principal amount thereof, together with interest accrued to the redemption date, provided that any such payment shall be subject to receipt by the Company of certain credits against such obligations as set forth in Section 3.01 hereof or (c) automatically upon failure to pay the principal of any Series P Notes then outstanding under the Note Indenture when due, on their stated maturity date or earlier redemption or repayment date, in a principal amount of Bonds of the Medium-Term Notes Series P equal to the principal amount of such Series P Notes, in each case, at a price equal to 100% of the principal amount thereof, together with accrued interest, if applicable.
SECTION 2.02. Redemptions Pursuant to Section 4C of Article Eight of the Indenture. If, pursuant to Section 4C of Article Eight of the Indenture, as amended and supplemented, any proceeds of released property or other money then held by the Trustee shall be applied to the redemption of the Bonds of the Medium-Term Notes Series P, the Trustee shall give at least 45 days prior written notice of such redemption to the Note Trustee whereupon on the date fixed for redemption such principal amount thereof as is equal to such proceeds shall be redeemed; provided that no such redemption shall be made unless the Trustee shall be in receipt of a written certification of the Company and the Note Trustee that a like principal amount of

Series P Notes shall have been theretofore redeemed in accordance with the provisions of the Note Indenture. For purposes of determining which of the Company’s First and Refunding Mortgage Bonds are subject to such mandatory redemption, the Mortgage Trustee shall consider the 10% stated annual interest rate of the Bonds of the Medium-Term Notes Series P, not the weighted average interest rate of outstanding Series P Notes. Bonds of said series so redeemed shall be cancelled.
SECTION 2.03. Interest on Called Bonds to Cease. Each Bond of the Medium-Term Notes Series P or portion thereof called for redemption under Section 2.02 hereof shall be due and payable at the office of the Note Trustee, as paying agent hereunder, at its redemption price and on the specified redemption date, anything herein or in such Bond to the contrary notwithstanding. From and after the date when each Bond of the Medium-Term Notes Series P or portion thereof shall be due and payable as aforesaid (unless upon said date the full amount due thereon shall not be held by the Note Trustee, as paying agent hereunder, and be immediately available for payment), all further interest shall cease to accrue on such bond or on such portion thereof, as the case may be.
SECTION 2.04. Bonds Called in Part. If only a portion of any Bond of the Medium-Term Notes Series P shall be called for redemption pursuant to Section 2.02 hereof, upon payment of the portion so called for redemption, the Note Trustee shall make an appropriate notation upon the Bond of the principal amount so redeemed.
SECTION 2.05. Provisions of Indenture Not Applicable. The provisions of Article Four of the Indenture, as amended and supplemented, shall not apply to the procedure for the exercise of any right of redemption reserved by the Company, or to any mandatory redemption provided, in this Article in respect of the Bonds of the Medium-Term Notes Series P. There shall be no sinking fund for the Bonds of the Medium-Term Notes Series P.
ARTICLE III.
CREDITS WITH RESPECT TO BONDS OF THE MEDIUM-TERM NOTES SERIES P.
SECTION 3.01. Credits. In addition to any other credit, payment or satisfaction to which the Company is entitled with respect to the Bonds of the Medium-Term Notes Series P, the Company shall be entitled to credits against amounts otherwise payable in respect of the Bonds of the Medium-Term Notes Series P in an amount corresponding to (i) the principal amount of any of the Company’s Series P Notes issued under the Note Indenture surrendered to the Note Trustee by the Company, or purchased by the Note Trustee, for cancellation, (ii) the amount of money held by the Note Trustee and available and designated for the payment of principal or redemption price (exclusive of any premium) of, and/or interest on, the Series P Notes, regardless of the source of payment to the Note Trustee of such moneys and (iii) the amount by which principal of and interest due on the Bonds of the Medium-Term Notes Series P exceeds principal of and interest due on the Series P Notes. The Note Trustee shall make notation on such Bonds authorized hereby of any such credit.
SECTION 3.02. Certificate of the Company. A certificate of the Company signed by the President or any Vice President, and attested to by the Secretary or any Assistant Secretary, and consented to by the Note Trustee, stating that the Company is entitled to a credit under Section 3.01 hereof or that Bonds of the Medium-Term Notes Series P have been cancelled, and setting forth the basis therefor in reasonable detail, shall be conclusive evidence of such entitlement, and the Trustee shall accept such certificate as such evidence without further investigation or verification of the matters stated therein.
ARTICLE IV.
MISCELLANEOUS.
SECTION 4.01. Authentication of Bonds of Medium-Term Notes Series P. None of the Bonds of the Medium-Term Notes Series P, the issue of which is provided for by this supplemental indenture, shall be authenticated by or on behalf of the Trustee except in accordance with the provisions of the Indenture, as amended and supplemented, and this supplemental indenture, and upon compliance with the conditions in that behalf therein contained.

SECTION 4.02. Additional Restrictions on Authentication of Additional Bonds Under Indenture. The Company covenants that from and after the date of execution of this supplemental indenture no additional bonds (as defined in Section 1 of Article Two of the Indenture) shall be authenticated and delivered by the Trustee under Subdivision A of Section 4 of said Article Two on account of additions or improvements to the mortgaged property;
(1) unless the net earnings of the Company for the period required by Subdivision C of Section 6 of said Article Two shall have been at least twice the fixed charges (in lieu of 1-3/4 times such fixed charges, as required by said Subdivision C); and for the purpose of this condition (a) such fixed charges shall in each case include interest on the bonds applied for, notwithstanding the parenthetical provision contained in clause (4) of said Subdivision C, and (b) in computing such net earnings there shall be included in expenses of operation (under paragraph (c) of said Subdivision C) all charges against earnings for depreciation, renewals or replacements, and all certificates with respect to net earnings delivered to the Trustee in connection with any authentication of additional bonds under said Article Two shall so state; and (2) except to the extent of 60% (in lieu of 75% as permitted by Subdivision A of Section 7 of said Article Two) of the cost or fair value to the Company of the additions or improvements forming the basis for such authentication of additional bonds.
SECTION 4.03. Restriction on Dividends. The Company will not declare or pay any dividend on any shares of its common stock (other than dividends payable in shares of its common stock) or make any other distribution on any such shares, or purchase or otherwise acquire any such shares (except shares acquired without cost to the Company) whenever such action would reduce the earned surplus of the Company to an amount less than $10,000,000 or such lesser amount as may remain after deducting from said $10,000,000 all amounts appearing in the books of account of the Company on December 31, 1948, which shall thereafter, pursuant to any order or rule of any regulatory body entered after said date, be required to be removed, in whole or in part, from the books of account of the Company by charges to earned surplus.
SECTION 4.04. Use of Facsimile Seal and Signatures. The seal of the Company and any or all signatures of the officers of the Company upon any of the Bonds of the Medium-Term Notes Series P may be facsimiles.
SECTION 4.05. Time for Making of Payment. All payments of principal or redemption price of, and interest on, the Bonds of the Medium-Term Notes Series P shall be made either prior to the due date thereof or on the due date thereof in immediately available funds. In any case where the date of any such payment shall be a Saturday or Sunday or a legal holiday or a day on which banking institutions in the city of payment are authorized by law to close, then such payment need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the due date, and no interest on such payment shall accrue for the period after such date.
SECTION 4.06. Effective Period of Supplemental Indenture. The preceding provisions of Articles I, II and III of this supplemental indenture shall remain in effect only so long as any of the Bonds of the Medium- Term Notes Series P shall remain outstanding.
SECTION 4.07. Effect of Approval of Board of Public Utilities of the State of New Jersey. The approval of the Board of Public Utilities of the State of New Jersey of the execution and delivery of these presents and of the issue of any Bond of the Medium-Term Notes Series P shall not be construed as approval of said Board of any other act, matter or thing which requires approval of said Board under the laws of the State of New Jersey.
SECTION 4.08. Execution in Counterparts. For the purpose of facilitating the recording hereof, this supplemental indenture has been executed in several counterparts, each of which shall be and shall be taken to be an original, and all collectively but one instrument.
SECTION 4.09. Merger or Consolidation of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such organization or entity shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

IN WITNESS WHEREOF, Public Service Electric and Gas Company, party hereto of the first part, after due corporate and other proceedings, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents and its corporate seal hereunto to be affixed and to be attested by the signature of its Secretary or an Assistant Secretary; and U.S. Bank Trust Company, National Association, as Trustee, party hereto of the second part, has caused this supplemental indenture to be signed and acknowledged or proved by its President or one of its Vice Presidents, and its corporate seal to be hereunto affixed and to be attested by the signature of its Secretary, Assistant Secretary, Vice President, or an Assistant Vice President. Executed and delivered effective as of the 1st day of March 2022.

Attest:

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

By /s/ Bradford Huntington
. . . . . . . . . . . . . . . . . . . . . . . . . . .
Bradford Huntington
Vice President

Attest:
/s/ Rosalyn Pichardo
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Rosalyn Pichardo
Assistant Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By /s/ Mark DiGiacomo

. . . . . . . . . . . . . . . . . . . . . . . . . . .
Mark DiGiacomo
Vice President

Attest:
/s/ Annette Marsula
. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Annette Marsula
Vice President

STATE OF NEW JERSEY )
SS:)
COUNTY OF ESSEX )

Be it Remembered, that on this 1st day of March, 2022, before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared Bradford Huntington, who, I am satisfied, is a Vice President of Public Service Electric and Gas Company, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors, and that said corporation, the mortgagor, has received a true copy of said instrument.
/s/ Sarah El Said
.............................................................
Sarah El Said
Notary Public of New Jersey
My Commission Expires March 12, 2023
STATE OF NEW JERSEY )
SS:)
COUNTY OF ESSEX )

Be it Remembered, that on this 1st day of March, 2022 before me, the subscriber, a Notary Public of the State of New Jersey, personally appeared Mark DiGiacomo, who, I am satisfied, is a Vice President of U.S. Bank Trust Company, National Association, one of the corporations named in and which executed the foregoing instrument, and is the person who signed the said instrument as such officer, for and on behalf of such corporation, and I having first made known to him the contents thereof, he did acknowledge that he signed the said instrument as such officer, that the said instrument was made by such corporation and sealed with its corporate seal, and that the said instrument is the voluntary act and deed of such corporation, made by virtue of authority from its Board of Directors.

/s/ Annette Marsula
..............................................................
Annette Marsula
Notary Public of New Jersey
Commission # 50128889
My Commission Expires June 9, 2025

CERTIFICATE OF RESIDENCE

U.S. Bank Trust Company, National Association, Mortgagee and Trustee within named, hereby certifies that its precise residence is 333 Thornall Street, Edison, New Jersey 08837.

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION

By /s/ Mark DiGiacomo
..............................................................
Mark DiGiacomo
Vice President